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                                                                       EXHIBIT 4
                                                                       ---------
                       PUERTO RICAN CEMENT COMPANY, INC.

                           [COMMON STOCK CERTIFICATE]





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                       PUERTO RICAN CEMENT COMPANY, INC.

    The Corporation is authorized to issue Preferred Stock, which shall rank prior to Common Stock with respect to dividends and distribution of assets of the Corporation. Neither holders of Preferred Stock nor Common Stock have preemptive rights. Preferred Stock, which may be issued in series by action of the Board of Directors, shall have such voting powers and other preferences and rights as may be granted by the Board of Directors in the resolution or resolutions providing for the issuance thereof; except as so provided in such resolution or resolutions, or as otherwise provided by the laws of the Commonwealth of Puerto Rico, holders of Common Stock shall have exclusive voting rights, each share being entitled to one vote.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common
    TEN ENT - as tenants by the entireties
    JT TEN  - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - ..........Custodian..........
                   (Cust)             (Minor)
    under Uniform Gifts to Minors Act ...............
                                 (State)

    Additional abbreviations may also be used though not in the above list.

    For value received _______________ hereby sell, assign and transfer unto

__________ (PLEASE INSERT SOCIAL SECURITY OR
           OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                    INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

_________________________________________________________________

___________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated ________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.